UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008 (June 6, 2008)

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

           On June 6, 2008, Standard & Poor’s Ratings Services (“S&P”) announced several rating actions on certain subsidiaries of Security Capital Assurance Ltd (“SCA”). S&P’s release announced that the financial strength ratings of XL Capital Assurance Inc. (“XLCA”), XL Financial Assurance Ltd. (“XLFA”) and XL Capital Assurance (UK) Ltd. (“XLCA-UK”), a wholly-owned subsidiary of XLCA, were lowered to “BBB-” from “A-” and remain on CreditWatch with negative implications.

          In taking the ratings actions described above, S&P noted that:

“The downgrade reflects [its] current assessment of potential losses on [XLCA and XLFA’s] 2005-2007 vintage [residential mortgage-backed securities] exposure, direct and indirect, which is higher than previous estimates. In [S&P’s] view, XLCA and XLFA’s combined capital cushion is inadequate at the previous rating level to absorb those losses, resulting in a shortfall of approximately $500 million.”

          S&P added:

“The CreditWatch reflects [S&P’s] view that there is execution risk in [XLCA and XLFA’s] restructuring plan and strategy for increasing claims-paying resources. Should [XLCA and XLFA] prove unsuccessful in their restructuring and increasing claims-paying resources, [S&P] believes that XLCA and XLFA would effectively be in runoff, in which case the ratings could go lower.”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: June 9, 2008	By:		/s/ Susan Comparato
		Name:	Susan Comparato
		Title:	Senior Vice President and
General Counsel